Exhibit 1

Companies Registry	Form D2 Notification of Changes of Secretary and Directors

Company Number

259

1	Company Name
CLP Power Hong Kong Limited

2	Type of Change

*☐	Resignation or cessation	☐	New appointment
		☑	Change of particulars

3	Details of Change

(Note 2)	A.	Resignation or cessation (Use Continuation Sheet A if more than 1 resignation or cessation)

*☐	Secretary	☐	Director	☐	Alternate Director

Name	-	-

	Surname	Other names

Identification
a	Hong Kong Identity Card or Company Number	-	-

		I.D. Card Number	Company Number

b	Overseas Passport	-	-

		Number	Issuing Country

Date of Resignation or Cessation		DD MM YYYY

		- - -	-

		Date	Alternate To

* Please tick the relevant box(es)

Presentor’s Name and Address	For Official Use

April Chan 147 Argyle Street, Kowloon, Hong Kong

Second revision to Specification No. 1/97 (Amendment No. 1/99)

Notification of Changes of Secretary and Directors	Company Number

259

3	Details of Change (cont’d)

(Note 3 & 4)	B	Appointment / Change of particulars (Use Continuation Sheet B if more than 1 director / secretary is involved)

Brief Description	Effective Date(s)

Change of address of Director who is also an Alternate to Dr. Robert Bernard Hirsch and Mr. Michael James Hupka	01	06	2003

	DD	MM	YYYY

Existing Name	Lori Jo Ryerkerk

Name/New Name	- -

Surname Other names

-

Alias (if any)

-

Previous Names

Address	88 Cedar Drive, Redhill Peninsula, Tai Tam, Hong Kong

Identification
a	Hong Kong Identity Card or Company Number	R026587(9)	-

		I.D. Card Number	Company Number
b	Overseas Passport	-	-

		Number	Issuing Country

This Notification includes      0      Continuation Sheet A and      0      Continuation Sheet B.

Signed:	/s/ April Chan

(Name):	(April Chan – Deputy Company Secretary) ~~Director~~/Secretary/~~Manager/ Authorized Representative~~*	Date:	2 June 2003

* Delete whichever does not apply